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                                                             Exhibit 21



           SUBSIDIARIES OF HEIDRICK & STRUGGLES INTERNATIONAL, INC.
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Name                                                         State or Country of Domicile
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
Heidrick & Struggles, Inc.                                   Delaware

Heidrick & Struggles Asia-Pacific, Ltd.                      Illinois

Heidrick & Struggles Japan, Ltd.                             Illinois

Heidrick & Struggles Australia, Ltd.                         Illinois

Heidrick & Struggles Hong Kong, Ltd.                         Illinois

Heidrick & Struggles Singapore Pte Ltd.                      Singapore

Heidrick & Struggles (India) Private Limited                 India

Heidrick & Struggles (Korea) Inc.                            Korea

Heidrick & Struggles Canada, Inc.                            Canada

Heidrick & Struggles Argentina, S.A.                         Argentina

Heidrick & Struggles Latin America, Inc.                     Illinois

Heidrick & Struggles de Chile Limitada                       Chile

Heidrick & Struggles del Peru S.A.                           Peru

Heidrick & Struggles, S.A.                                   Venezuela

Heidrick & Struggles do Brasil Ltda.                         Brazil

Heidrick & Struggles, S.A. de C.V.                           Mexico

Center for Board Leadership, Inc.                            Delaware

Heidrick & Struggles Espana, Inc.                            Illinois

Heidrick & Struggles AB                                      Sweden

Heidrick & Struggles AS                                      Norway

Heidrick & Struggles OY                                      Finland

Heidrick & Struggles International SRL                       Italy

Heidrick & Struggles sp.zo.o                                 Poland

Heidrick & Struggles AG                                      Switzerland

Heidrick & Struggles s.r.o.                                  Czech Republic

Heidrick & Struggles BV                                      Netherlands

Heidrick & Struggles Consultores de Gestao Lda               Portugal

Heidrick & Struggles Unternehmensberatung GmbH & Co. KG      Germany

Protem                                                       Germany

JMA-JMP Anzeigenangentur GmbH                                Germany

Heidrick & Struggles Unternehmensberatung Verwaltungs-GmbH   Germany

Heidrick & Struggles Ltd.                                    Israel

Heidrick & Struggles Unternehmensberatung GmbH               Austria
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